Exhibit 99.2
Consultancy Agreement
This Consultancy Agreement (“Agreement”) sets forth the mutual agreement of Dell Inc., for itself and its subsidiaries (collectively, “Dell”), and Ronald G. Garriques (“Consultant”) regarding the provision of consultant services to Dell as described below.
Section I. Term of Agreement
1. The term of this Agreement will run from January 31, 2011 through December 31, 2011, unless terminated earlier in accordance with the Termination Provision contained in this Agreement.
Section II. Consultant Services
2. Dell and Consultant understand and intend that the relationship created between them by this Agreement is one of an independent contractor. Consultant specifically acknowledges that, in providing services under this Agreement, he is not an employee of Dell and as such: (i) he has no authority to bind Dell or any of its affiliates or subsidiaries; (ii) no agent, employee or servant, if any, of Consultant, nor Consultant himself, will be or will be deemed to be an employee, agent or servant of Dell; (iii) he is not entitled to participate in any benefit plans, programs or arrangements offered, or which may in the future be provided, by Dell or any of its affiliates to its or their employees; (iv) he will be responsible for, and agrees to pay in a timely fashion, his own taxes and Dell will not withhold any taxes on his behalf; and (v) he is free to engage in other business activities and may offer his services to other companies, organizations, educational institutions or individuals, except to the extent prohibited by the existing Protection of Sensitive Information, Noncompete and Nonsolicitation Agreement between Consultant and Dell (the “Noncompete Agreement”). Consultant further agrees to indemnify and hold harmless Dell and its affiliates to the full extent of any liabilities, payments or costs, including taxes, interest, penalties and related fees, which may be assessed against Dell or any such affiliate in connection with any payment made to or on behalf of Consultant under this Agreement.
3. During the term of this Agreement, Consultant will provide consulting services to assist in such projects as needed by and requested by Steve Felice. It is envisioned that these services will be principally in the area of Communications Solutions. Consultant will furnish these services diligently and professionally, and in a manner consistent with the good public image of Dell.
Section III. Compensation
4. As compensation for Consultant’s services, Consultant will be paid a lump sum of $3,154,120, on or before February 28, 2011, provided Consultant is in full compliance with all the terms and conditions of this Agreement and this Consultancy has not been terminated in accordance with Section V of this Agreement prior to the payment date. Consultant acknowledges that he is responsible for payment of any and all income taxes, including estimated quarterly payments. Dell’s only responsibility in this regard is the issuance of an IRS Form 1099, if applicable, and filing thereof with the appropriate IRS office.
5. Consultant understands that during the term of this Agreement, Consultant is not eligible to participate in Dell’s 401K plan, or any other Dell bonus, incentive, benefit, stock, or stock option plan available to employees of Dell.
Ronald G. Garriques

Section IV. Compliance Payment
6. Apart from the payment described in paragraph 5, Consultant shall not be entitled to any further payment under the terms of this Agreement. Provided, however, that if Dell determines Consultant has complied with the terms of the Noncompete Agreement, Dell shall pay Consultant a compliance payment of $3,154,120 on or before December 31, 2011. Consultant and Dell specifically agree that this payment does not represent payment for the rendition of services under this Agreement or for the rendition of any other services.
Section V. Termination
7. For cause. Dell may terminate this Agreement at any time, with no advance notice, if Dell determines that Consultant violated any of the terms of this Agreement, or any of the provisions of any other agreement Consultant may have with Dell or if Consultant acts in a manner contrary to Dell’s Code of Conduct. If this Consultancy is terminated for cause, Consultant will not be entitled to any payments due under this Consultancy Agreement after the date of termination.
8. Under Paragraph 17 If Consultant decides to work for a Dell competitor during the term of this Consultancy, pursuant to paragraph 17 of this Agreement, this Consultancy shall terminate at that time and Consultant will not be entitled to any payments due under this Consultancy Agreement after the date of termination.
Section VI. Intellectual Property
9. Except for pre-existing intellectual property (including Consultant’s Licensed Materials as defined below) incorporated in or used in the performance of the services under this Agreement, Consultant agrees that the deliverables produced under this Agreement (“Deliverables”) shall constitute the work product of Dell (the “Dell Work Product”). Additionally, other than Consultant’s Intellectual Property, Work Product shall further include without limitation: all tools, data (including without limitation) specifications and/or methods used to design, create, generate or otherwise develop the Deliverables and/or perform the services; and all patent, copyright, trade secret or other proprietary or intellectual property rights developed with respect to the creation of Deliverables or performance of the services.
10. To the extent that the Dell Work Product requires for use pre-existing works owned by or licensed to Consultant (the “Licensed Materials”), Dell hereby acknowledges Consultant’s ownership of the Licensed Materials; and Dell acknowledges that it does not have any ownership interest in such Licensed Materials. Notwithstanding the foregoing, with respect to the Licensed Materials, unless otherwise set forth in an Addendum or Schedule, Consultant hereby grants to Dell an irrevocable, non-exclusive, worldwide, royalty-free license to: (i) use, execute, produce, display, perform, copy, distribute (internally or externally) copies of, and prepare derivative works based upon the Licensed Materials and their derivative works, and (ii) authorize others to do any, some, or all of the foregoing.
11. All Dell Work Product is solely and exclusively the property of Dell. To the extent any Dell Work Product qualifies as a “work made for hire” under applicable copyright law, it will be considered a work made for hire and the copyright will be owned solely and exclusively by Dell. To the extent that any Dell Work Product is not considered a “work made for hire” under applicable copyright law, Consultant hereby assigns and transfers all of its right, title and interest in and to the Dell Work Product to Dell. Furthermore, Consultant shall ensure that its employees, subcontractors, representatives, agents
Ronald G. Garriques

or other contractors engaged to perform Services hereunder comply with the terms of this Agreement particularly this Section.
12. Consultant will, as part of the Dell Work Product, disclose promptly in writing to Dell all of the Dell Work Product and document all intellectual property rights as Dell personnel may direct. Furthermore, Consultant shall, upon request, provide to Dell any or all of the Dell Work Product.
13. Consultant will not use the name of Dell nor any Dell trademarks, trade names, service marks, or quote the opinion of any Dell employee in any advertising, presentations or otherwise without first obtaining the prior written consent of an officer of Dell.
Section VII. Confidentiality
14. Consultant will not use, publish, misappropriate, or disclose any Confidential or Proprietary Information, during or after the term of this Agreement, except as required by the provision of services under this Agreement or as authorized in writing by Dell. Any confidential information that will be disclosed by either party related to this Agreement will be disclosed pursuant to the terms and conditions of the Non-Disclosure Agreement between the parties, which is specifically incorporated by reference herein. Notwithstanding anything contrary in the terms of the applicable Non-Disclosure Agreement, any trade secrets or other proprietary information of Dell, whether oral, visual or written, shall constitute confidential information of Dell even if not marked as such. For written Deliverables provided pursuant to any performance of services, Consultant shall mark such Deliverables, including without limitation any interim or final status reports, updates, or presentations, exclusively as “Dell Confidential” and shall not mark, or jointly-mark, such Deliverables as “Consultant Confidential.” Further, Consultant’s obligation to preserve the confidentiality of such trade secrets or proprietary information shall continue in perpetuity. The terms and conditions of this Agreement will be considered confidential.
Section VIII. Non-Disparagement
15. Consultant agrees that he will not, directly or indirectly, make any statement, oral or written, or perform any act or omission that criticizes, denigrates, disparages or is, or could be, detrimental to the reputation or goodwill of Dell or to the reputation (personal or professional) or goodwill of any Executive of Dell, including without limitation any member of Dell’s Board of Directors or Executive Leadership Team. Consultant understands that Consultant’s good faith and truthful compliance with a subpoena or other legally compulsive process, including being required to provide testimony as a witness in a lawsuit, will not be a violation of this provision. However, Consultant agrees that in the event he is subject to compulsive legal process such as a subpoena or court order to testify as a witness, within three days of receipt of said subpoena or other legal process, he shall provide Dell notice of said legal process by faxing or emailing a copy of the subpoena or other legal process to Dell’s General Counsel.
By way of emphasis and not limitation to any other termination reason, any breach of this Paragraph will result in immediate termination of this Agreement and Consultant will not be entitled to any payments due under this Consultancy Agreement after the date of termination.
Section IX. Non-Compete and Non-solicitation
16. Consultant hereby acknowledges and reaffirms that the Protection of Sensitive Information, Noncompete and Nonsolicitation Agreement with Dell (“Noncompete Agreement”) he previously executed with Dell remains in full force and effect. Consultant acknowledges and affirms his agreement that his pre-existing Non-compete is reasonable, and necessary to protect Dell’s legitimate business interests and he hereby waives any argument that he currently may have challenging the enforceability of
Ronald G. Garriques

the Noncompete Agreement. Accordingly, Consultant will fully comply with each and every provision of his pre-existing Noncompete Agreement and understands and acknowledges that he is not entitled to receive the payment described in paragraph 6 unless he has fully complied with the Noncompete Agreement.
By way of emphasis and not limitation, the definition of Direct Competitor in Consultant’s Noncompete Agreement includes any communications solutions companies which compete with Dell.
By way of emphasis and not limitation to any other termination reason, any breach of this Paragraph will result in immediate termination of this Agreement and Consultant will not be entitled to any payments due under this Consultancy Agreement after the date of termination.
Section X. Other Provisions
17. At all times while on Dell’s premises and while performing the services under this Agreement, Consultant will observe Dell’s rules, policies, and practices with respect to conduct, health and safety, and protection of persons and property, including but not limited to the Dell Code of Conduct.
18. Consultant agrees that his name, voice, picture, and likeness may be used in Dell’s advertising, training aids and other materials without payment of separate compensation.
19. When this Agreement terminates, Consultant will promptly deliver to a designated Dell representative all originals and copies of all materials, documents and property of Dell which are in Consultant’s possession or control.
20. This Agreement constitutes the entire Agreement between Consultant and Dell concerning the topics covered herein. This document replaces completely any earlier or contemporaneous communication or agreement with Dell about these topics, except to the extent any prior agreements are incorporated herein as a part of this Agreement such as the Noncompete Agreement Consultant previously executed. This Agreement may be changed only by a written document signed by Consultant and Dell’s Chairman and Chief Executive Officer. With the exception of the terms of paragraph 6, if any provision of this Agreement is held by a court of law to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby. If any portion of paragraph 6 is held to be invalid or unenforceable in any way, to any extent, or for any reason, then the entirety of paragraph 6 shall be struck and invalidated, with the effect being that Consultant shall not be entitled under any circumstances to the payment described in paragraph 6. Likewise, if any portion of the Noncompete Agreement is held to be unenforceable in any way, to any extent, or for any reason, then the entirety of paragraph 6 shall be struck and invalidated, with the effect being that Consultant shall not be entitled under any circumstances to the payment described in paragraph 6.
21. THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF WILLIAMSON COUNTY, TEXAS.
Accepted and Agreed:
Ronald G. Garriques

/s/ Ron Garriques	/s/ Mike Mclaughlin

Ronald G. Garriques	Dell Inc.

November 14, 2010	By:	Mike Mclaughlin
Date	Its:	Chief Ethics and Compliance Officer,
Vice President, Legal

	Date:	November 14, 2010
Ronald G. Garriques